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                               NASH-FINCH COMPANY
                               PROFIT SHARING PLAN
                                  1994 REVISION


                         FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.1 of the Nash-Finch Company Profit Sharing Plan -- 1994 Revision, the undersigned hereby amends the Plan in the manner described below.

1.   Section 3.2(E) of the Plan is amended to read as follows:

               "(E) Notwithstanding any other provision of this section to the contrary, a Participant covered by a collective bargaining agreement between his or her bargaining representative and Participating Employer is not eligible to share in the Participating Employer's Profit Sharing Contributions unless the collective bargaining agreement so provides."

2.   Section 4.2 of the Plan is amended to read as follows:

          "4.2 VALUATION AND ACCOUNT ADJUSTMENT. Participants' Accounts will be separately adjusted on a daily basis in a uniform and equitable manner to reflect income, expense, gains and losses of the Fund and contributions, withdrawals and distributions."

3.   Section 4.3 of the Plan is deleted and Section 4.4 is redesignated as
     Section 4.3.

4.   Section 6.1(A) of the Plan is amended to read as follows:

          "6.1 HARDSHIP WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT. (A) Subject to the provisions of Section 6.3, a Participant may withdraw from his or her Pre-Tax Contribution Account an amount not in excess of the lesser of (1) the balance of the Account or
          (2) the balance of the Account on December 31, 1988 increased by the amount of Pre-Tax Contributions added to the Account after December 31, 1988 and reduced by the amount of any withdrawals from the Account after December 31, 1988 on account of hardship. Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need."

5.   Section 6.2 of the Plan is amended to read as follows:

          "6.2 WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT AFTER
          AGE 59-1/2. Subject to the provisions of Section 6.3, a Participant who has attained age 59-1/2 may withdraw all or any portion of his or her Pre-Tax Contribution Account balance."

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6.   Section 6.3 of the Plan is amended by adding a new Subsection (E) which reads as follows:

               "(E) Withdrawal distributions will be made as soon as administratively practicable after the Administrator's determination that a Participant is entitled to a withdrawal based on the balance of the Participant's Pre-Tax Contribution Account as of the close of business on the day before the day on which the distribution is made."

7.   Section 8.1(A) of the Plan is amended to read as follows:

          "8.1 FORM AND TIME OF DISTRIBUTION. (A) Following a Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the balance of the Participant's Accounts. The amount of any distribution made in the form of a lump sum payment will be equal to the aggregate balance of the Participant's Accounts on the day before the distribution date. Subject to the remaining subsections of this Section 8.1 and Sections 8.7 and 8.8, distributions will be made in accordance with the following provisions.

                    (1) If the aggregate balance of the Participant's Accounts at the time of the distribution is not more than $3500, distribution to the Participant will be made, in the form of a lump sum cash payment, as soon as administratively practicable following the Participant's termination of employment. This clause will not apply, however, if the Participant's Account balance exceeded $3500 at the time of any previous distribution.

                    (2) If clause (1) does not apply, distribution to the Participant will be made or commence, in the form of a lump sum cash payment or installment cash payments, according to the Participant's election, on or as soon as administratively practicable after a date specified by the Participant. If the Participant terminates employment before attaining age 62, distribution to the Participant must be made or commence not later than the date on which the Participant attains age 65. If the Participant had attained age 62 when he or she terminated employment, distribution to the Participant must be made or commence not later than the date determined under Subsection (C)(1) unless the Participant elects to defer the distribution in the manner described in Subsection (B).

                    (3) If the aggregate balance of a Participant's Accounts at the time of his or her death is not more than $3500, distribution to the Participant's Beneficiary will be made, in the form of a lump sum cash payment, as soon as administratively practicable following the Administrator's receipt of notice of the Participant's death. If the foregoing sentence does not apply, distribution to the Participant's Beneficiary will be made at such time or times and in




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               such manner as the Beneficiary elects in accordance with
               Subsection (E)."

8.   Section 8.1(D) of the Plan is amended to read as follows:

               "(D) If a distribution is to be made in installments, such installments will be substantially equal in amount and paid on a quarterly, semi-annual or annual basis, for a period not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and the Participant's Beneficiary; and, if the Participant's Beneficiary is not the Participant's spouse, the period over which such payments are to be made will be determined by reference to the applicable table of joint life expectancies set forth in Treasury Regulation section 1.401(a)(9)-2. Notwithstanding the foregoing, not more than once each Plan Year, a Participant who is receiving installment payments may elect, in accordance with Plan Rules, to either increase the amount of the installment payments or to receive a lump sum payment of all or a portion of his or her remaining Account balances. Prior to April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2, the Participant may elect, in writing to the Administrator, whether the life expectancies for the Participant and the Participant's spouse are to be recalculated on an annual basis for purposes of determining the amount of each installment payment. Any such election will become irrevocable as of the date specified above. If no such election is made, the life expectancies of the Participant and the Participant's spouse will not be recalculated on an annual basis."

9. Section 9.2 of the Plan is amended by adding a new Subsection (F) which reads as follows:

               "(F) To the extent required or permitted by Treasury Regulations, the Administrator will or may, as the case may be, apply the limitations described in this section separately to each group of eligible Employees who are included in a unit of Employees covered by a collective bargaining agreement and those who are not included or are included in a different unit."

10.  Section 12.35 of the Plan is deleted.

11.  Section 13.1(D) of the Plan is amended to read as follows:

               "(D) The Committee may delegate to each or any one of its members or to its Secretary authority to sign any documents on its behalf and may delegate to any person authority to perform ministerial acts, but no person to whom authority is delegated may perform any act involving the exercise of any discretion other than pursuant to a written delegation in accordance with Subsection (E)."

12.  Section 13.3 of the Plan is amended to read as follows:


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          "13.3 ADOPTION OF PLAN RULES.  The Administrator has the
          discretionary power and authority to make such Plan Rules as the Administrator deems necessary and to modify or rescind such Plan Rules at any time."

13. Section (2)(c) of Exhibit B, Special Provisions Applicable to Former Participants in the Timberlake Grocery Company of Macon Profit Sharing Plan and Trust, is amended to read as follows:

               "(c) In the case of a former Timberlake Plan participant whose unvested benefits are transferred to the Plan and who thereafter receives, not later than the last day of the second Plan Year following the Plan Year during which he or she terminates employment, a distribution of his or her entire vested account balance under the Plan, the unvested portion of the participant's separate account will, as of the last day of the Plan Year during which such distribution occurs, be forfeited and be used to reduce the amount of the Profit Sharing Contributions for such Plan Year of the Participating Employer with whom he or she was last employed and, to the extent not so used, for subsequent Plan Years; provided, that, if such participant (i) received a distribution of less than the entire balance of his or her separate account, (ii) resumes employment with a Participating Employer as a Qualified Employee, and (iii) repays to the Trustee the full amount distributed from his or her separate account before the earlier of five years following the date of his or her reemployment with the Participating Employer as a Qualified Employee, or the date on which he or she incurs five consecutive One-Year Breaks in Service, then the amount of any forfeitures will be restored by the Participating Employer to his or her separate account, unadjusted for any change in value occurring after the distribution. Such restoration will be made from forfeitures that arise for the Plan Year for which such restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer will contribute an amount sufficient to restore such separate accounts.

The amendments set forth at items 9, 11 and 12 above are effective as of January 1, 1994; the amendments set forth at items 1-8, 10 and 13 above are effective as of January 1, 1995.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 15th day of December, 1994 and its corporate seal to be affixed hereto.


                                   NASH FINCH COMPANY


Attest:  [SIGNATURE]               By [SIGNATURE]
         ----------------             ------------------------------------------
         Secretary                    President



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